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                                  GUARANTY


    THIS GUARANTY is dated and delivered effective as of April 30, 1996, by Henry Fong, Michael S. Casazza and California ProSports, Inc. (collectively, the "Guarantors"), for the benefit of Patricia Amendola.

    A. Pursuant to a certain agreement (the "Stock Purchase Agreement"), dated of even date herewith, among USA Skate Corporation ("Skate Corp."), as Buyer, Warren Amendola, Sr., Patricia Amendola and Three R Profit Sharing Retirement Plan as "Corporate Sellers," and Warren Amendola, Sr., Warren Amendola, Jr., Richard Amendola and Russell Amendola as "Three R Sellers", Skate Corp. has acquired from the Corporate Sellers all of their shares of the Capital Stock of the USA Skate Co., Inc. ("USA Skate") and from the Three R Sellers, all of their shares of Capital Stock of Three R Sales, Inc. (the "Transaction").

    B. In connection with Transaction, USA Skate Co., Inc. ("USA Skate") is entering into a certain Loan and Security Agreement ("Loan Agreement") with LaSalle National Bank (the "Bank") pursuant to which the Bank may make loans and certain other financial accommodations to or for the benefit of USA Skate.

    C. As a condition to the execution and delivery of the Loan Agreement and all other Loan Documents, Patricia Amendola is required to pledge as collateral to the Bank pursuant to a Collateral Assignment of Account Agreement a certain U.S. Treasury Bill, CUSIP 912794Y99, in the principal amount of Three Hundred Thousand ($300,000.00) Dollars or the proceeds therefrom and any accrued interest thereon (the "Collateral") to secure the obligations of USA Skate to the Bank.

    D. Guarantors are executive officers and directors of Skate Corp. and are entering into this guarantee to induce the Corporate Sellers and Three R Sellers to enter into the Stock Purchase Agreement and to consummate all of the transactions contemplated thereby.

    NOW, THEREFORE, in consideration of the completion of the transactions under the Stock Purchase Agreement, and for other good and valuable consideration, the adequacy and receipt of which hereby are acknowledged, and intending to be legally bound, the Guarantors hereby covenant and agree as follows:

    1.  THE GUARANTY.   The Guarantors hereby absolutely, unconditionally and
jointly and severally guarantee to Patricia Amendola that the Collateral will be released by the Bank and returned or that USA Skate will pay the same amount to Patricia Amendola in lieu thereof on the earlier of (i) completion of an initial public offering by Skate Corp. or (ii) December 31, 1996 (the "Guaranteed Obligation").



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    2.  APPLICATION OF PAYMENTS.  Any payment made by Guarantors, or any of them, under this Guaranty shall be effective to reduce or discharge the liability of the Guarantors hereunder without further notice of any kind.

    3. CONTINUING GUARANTY. The rights of Patricia Amendola under this Guaranty are in addition to, and not mutually exclusive of, any and all other rights and remedies Patricia Amendola may have under the Stock Purchase Agreement and/or any other agreements or guaranties related to, or arising out of, the Transaction, as well as by reason of any law or in equity. Without limiting the foregoing, Patricia Amendola shall be entitled to demand and receive payment and performance from the Guarantors under this Guaranty, notwithstanding the availability of, or Patricia Amendola's failure to pursue or enforce any right or remedy she may have against USA Skate and notwithstanding the failure of Patricia Amendola to avail herself or realize the benefit of any other right or remedy afforded to her under any other agreement, guaranty or policy of insurance.

    Except as otherwise provided herein, this Guaranty shall continue in force and be binding upon the Guarantors until the Collateral has been released and returned to Patricia Amendola in full, or she shall have received from USA Skate the same amount in lieu thereof. If USA Skate and/or any of its successors and assigns fail to pay any of the Guaranteed Obligation when due, then Patricia Amendola may enforce this Guaranty against any one or more of the Guarantors without notice to any of the Guarantors.

    4. NO IMPAIRMENT. This Guaranty shall not be affected or impaired by any extension of time, forbearance, waiver or concession given to USA Skate, any assertion of, or delay in asserting, any right, power or remedy against USA Skate, any modification or amendment to the provisions of the Loan Documents; the dissolution, liquidation, reorganization or winding up of USA Skate; the release or limitation of liability of any other guarantor of USA Skate's obligations, covenants and agreements or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

    5. TERMINATION. This Guaranty shall terminate when the Guaranteed Obligation has been paid or performed in full. Thereafter, Patricia Amendola will furnish to the Guarantors written cancellation of this Guaranty and will return the original of this Guaranty to the Guarantors.

    6.  GENERAL PROVISIONS.

         (a) No delay on the part of Patricia Amendola in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

         (b) This Guaranty may not be assigned and may not be modified except by a writing signed by all of the parties hereto and Patricia Amendola.

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         (c) This Guaranty is made under and shall be governed by the laws of the State of New York.

         (d) JURISDICTION AND FORUM SELECTION. For all actions and proceedings, the guarantors hereby irrevocably and unconditionally (i) consent to the exclusive jurisdiction of the United States District Court for the Eastern District of New York (or if there is no subject matter jurisdiction, the Supreme Court of New York for the County of Suffolk) over any action, suit or proceeding arising out of or relating to this Guaranty,
(ii) agree not to commence any action, suit or proceeding arising out of or relating to this Guaranty except in such court, (iii) agree that service of any process, summons, notice or document sent by U.S. certified mail, return receipt requested, or by nationally recognized overnight courier service to any other Party's address shall be effective against any other party in any such court, and (iv) waive any objection to proceeding in such court, including, but not limited to, objections as to venue and for forum non-conveniens.

         (e) Patricia Amendola agrees that her rights under this Guaranty are subordinate to rights of the Bank to the extent prescribed in a separate agreement with the Bank.

    7. NOTICES. Any and all notices or service of process required or permitted hereunder shall be given in writing as follows:

         If to Patricia Amendola:

              c/o Warren Amendola, Sr.
              22 Mallard Cove
              Centerport, NY 11721

         If to California Pro Sports, Inc.:

              8102 White Horse Road
              Greenville, SC 29611
              Attention: Michael S. Casazza, President
              TEL: (864) 294-5370
              FAX: (864) 294-5235

         If to Michael S. Casazza:

              c/o USA Skate Corporation
              8102 White Horse Road
              Greenville, SC 29611
              TEL: (864) 294-5370
              FAX: (864) 294-5235

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         If to Henry Fong:

              c/o 2401 PGA Blvd., Suite 280F
              Palm Beach Gardens, FL 33410
              TEL: (407) 624-0885
              FAX: (407) 624-9507

    Any notice required to be made within a stated period of time shall be considered timely made if deposited before midnight of the last day of the stated period. Any party may give any notice or other communication hereunder by personal delivery or by using a nationally recognized overnight courier service, telecopy or telex.

    Any party may change the address to which such notices and communications shall be sent by written notice to the other parties, provided that any notice of change of address shall be effective only upon receipt.

    IN WITNESS WHEREOF, Guarantors have each caused this Guaranty to be executed as of the date first above written.

                             CALIFORNIA PRO SPORTS, INC.


                             By______________________________
                                  Michael S. Casazza, President


                             ________________________________
                                  Henry Fong, Individually


                             ________________________________
                             Michael S. Casazza, Individually

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

STATE OF ______________)
                        ).ss:
COUNTY OF _____________)

    On this ____ day of April, 1996, before me personally came Michael S. Casazza, to me known, who being by me duly sworn, did depose and say that he resides in __________________ County; that he is the President of CALIFORNIA PRO SPORTS, INC., the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereby by like order.

                             ____________________________
                             Notary Public

STATE OF ______________)
                        ).ss:
COUNTY OF _____________)

    On this ____ day of April, 1996, before me personally came Henry Fong, to me known to be the individual described in, and who executed, the foregoing instrument, and acknowledged that he executed the same.

                             ___________________________
                             Notary Public


STATE OF ______________)
                        ).ss:
COUNTY OF _____________)

    On this ____ day of April, 1996, before me personally came Michael S. Casazza, to me known to be the individual described in, and who executed, the foregoing instrument, and acknowledged that he executed the same.

                             ___________________________
                             Notary Public


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